     As filed with the Securities and Exchange Commission on February 3, 1999
                                              Registration No. 333-____________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                                CYBERCASH, INC.
            (Exact name of Registrant as specified in its charter)

           DELAWARE                                                                              54-1725021
(State or other jurisdiction of           2100 RESTON PARKWAY, THIRD FLOOR                   (I.R.S. Employer
incorporation or organization)                 RESTON, VIRGINIA 20191                     Identification Number)
                                 (Address of principal executive offices) (Zip code)

                   CYBERCASH, INC. 1999 RESTRICTED STOCK PLAN
                            (Full title of the plan)

                           RUSSELL B. STEVENSON, JR.
                              2100 RESTON PARKWAY
                                  THIRD FLOOR
                            RESTON, VIRGINIA  20191
                    (Name and address of agent for service)

                                 (703) 620-4200
         (Telephone number, including area code, of agent for service)
         -------------------------------------------------------------
                                WITH A COPY TO:
                               MICHAEL J. SILVER
                             HOGAN & HARTSON L.L.P.
                            111 SOUTH CALVERT STREET
                           BALTIMORE, MARYLAND  21202
                                 (410) 659-2700
         -------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE


==============================================================================================================================
         Title of securities        Amount to be      Proposed  maximum         Proposed  maximum              Amount of
           to be registered          registered       offering price per        aggregate offering       registration fee (1)
                                                      share (1)                 price (1)

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
          Common Stock, par           500,000         $14.78                    $7,390,000                  2,180.05
         value $.001 per share
                  (2)
==============================================================================================================================


     (1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the bid and asked price of $14.78 per share of CyberCash, Inc. common stock on February 1, 1999 as reported on the NASDAQ National Market.

     (2) Includes Series E Junior Participating Preferred Stock Purchase Rights attached thereto, for which no separate fee is payable pursuant to Rule 457(i).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                 CyberCash, Inc. (the "Registrant") will separately send or give documents containing the information required to be provided in this Part I to its employees participating in the CyberCash, Inc. 1999 Restricted Stock Plan (the "Plan"), as contemplated by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, the Registrant will not file these documents with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The Registrant hereby incorporates by reference into this Registration Statement the following documents:

                 (a) Annual report on Form 10-K for the year ended December 31, 1997 filed with the SEC on March 31, 1998;

                 (b) All reports filed with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

                 (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on December 21, 1995, registering shares of Common Stock pursuant to
                        Section 12(g) of the Exchange Act.

                 In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of hereof from the date of the filing of such documents.

                 Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

                 To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

ITEM 4.         DESCRIPTION OF SECURITIES.

                 A description of the Registrant's common stock, par value $.001 per share, is incorporated by reference under Item 3.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances for liabilities incurred in connection with their activities in such capacities (including reimbursement for expenses incurred). Article SIXTH of the Registrant's Certificate of Incorporation provides that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and that directors shall not be liable for monetary damages to the Registrant or its stockholders for breach of fiduciary duty, except to the extent not permitted under the DGCL.

                 Section 145 of the DGCL authorizes a court to award, or a corporation's board of directors to grant indemnity to directors and officers under certain circumstances for liabilities incurred in connection with their activities in such capacities (including reimbursement for expenses incurred). The Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or to its stockholders, (ii) for acts or omissions not made in good faith or with involved intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transactions from which the director derives an improper personal benefit. In addition, the Registrant's Amended and Restated Bylaws provide that any director or officer who was or is a party or is threatened to be made a party to any action or proceeding by reason of his or her services to the Registrant will be indemnified to the fullest extent permitted by the DGCL.

                 The Registrant has entered into agreements with each of its executive officers and directors under which the Registrant has agreed to indemnify each of them against expenses and losses incurred for claims brought against them by reason of their being an officer or director of the Registrant. There is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any pending or threatened litigation that may result in claims for indemnification by any director or executive officer.


                      *        *       *        *       *

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a trustee, officer or controlling person of the Registrant of the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number                                     Description
------                                     -----------
5.01                    Opinion regarding the legality of the shares of Common Stock being registered

10.01                   CyberCash, Inc. 1999 Restricted Stock Plan

23.01                   Consent of Ernst & Young LLP, Independent Auditors

23.02                   Consent of Ernst & Young LLP, Independent Auditors

23.03                   Consent of Russell B. Stevenson, Jr. (contained in Exhibit 5.01)

24                      Power of Attorney (contained on signature page)

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                 Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undertaking concerning indemnification is set forth under the response to Item 6.

         (d) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                 EXHIBIT INDEX

Exhibit
Number                                     Description
------                                     -----------
5.01                    Opinion regarding the legality of the shares of Common Stock being registered

10.01                   CyberCash, Inc.1999 Restricted Stock Plan

23.01                   Consent of Ernst & Young LLP, Independent Auditors

23.02                   Consent of Ernst & Young LLP, Independent Auditors

23.03                   Consent of Russell B. Stevenson, Jr. (contained in Exhibit 5.01)

24                      Power of Attorney (contained on signature page)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Virginia, on February 3, 1999

                                        CyberCash, Inc.

                                        By: /s/ WILLIAM N. MELTON
                                            ----------------------------------
                                            William N. Melton
                                            Chief Executive
                                            Officer and Chairman of the
                                            Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

We, the undersigned officers and directors of CyberCash, Inc., hereby severally and individually constitute and appoint James J. Condon and Russell B. Stevenson, Jr., and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendment and amendments.

Date: February 3, 1999                             /s/ WILLIAM N. MELTON
                                                   -------------------------------------------------
                                                   William N. Melton
                                                   Chief Executive Officer and Chairman of the Board
                                                   of Directors


Date: February 3, 1999                             /s/ JAMES J. CONDON
                                                   -------------------------------------------------
                                                   James J. Condon
                                                   President and Chief Operating Officer
                                                   (Principal Financial Officer and Principal
                                                   Accounting Officer)


Date: February 3, 1999                             /s/ DANIEL C. LYNCH
                                                   -------------------------------------------------
                                                   Daniel C. Lynch
                                                   Director


Date: February 3, 1999                             /s/ MICHAEL ROTHSCHILD
                                                   -------------------------------------------------
                                                   Michael Rothschild
                                                   Director

Date: February 3, 1999                             /s/ CHARLES T. RUSSELL
                                                   -------------------------------------------------
                                                   Charles T. Russell
                                                   Director


Date: February 3, 1999                             /s/ GAREN K. STAGLIN
                                                   -------------------------------------------------
                                                   Garen K. Staglin
                                                   Director